UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2015 (September 23, 2015)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2015, Allegheny Technologies Incorporated (the “Company”) and certain wholly-owned domestic subsidiaries of the Company entered into a $400.0 million senior secured revolving credit facility (the “Revolving Credit Facility”), which includes a letter of credit sub-facility of up to $200.0 million and a swingline sub-facility of up to $50.0 million, pursuant to the terms and conditions of a Revolving Credit and Security Agreement, dated as of September 15, 2015 (the “Credit Agreement”), by and among the borrowers party thereto (collectively, the “Borrowers”), the guarantors party thereto (collectively, the “Guarantors” and together with the Borrowers, the “Loan Parties”), the lenders party thereto (the “Lenders”), PNC Bank, National Association, as Agent, and PNC Capital Markets LLC, as Sole Lead Arranger and Sole Bookrunner. The terms of the Revolving Credit Facility allow the Borrowers to increase the size of the Revolving Credit Facility by up to $200.0 million in the aggregate without the consent of the Lenders, so long as no default or event of default has occurred and is continuing. The Revolving Credit Facility replaces the $400.0 million senior secured revolving credit facility originally entered into on July 31, 2007 (as amended, the “Prior Credit Facility”).

The Revolving Credit Facility matures in September 2020 and is collateralized by each Loan Party’s respective (i) accounts receivable and inventory and (ii) solely to the extent related to such accounts receivable and inventory, proceeds, supporting obligations, chattel paper, documents, electronic chattel paper, general intangibles, instruments, deposit accounts, commercial tort claims, and letter-of-credit rights. The obligations of the Borrowers under the Revolving Credit Facility have been guaranteed by the Guarantors. Availability under the Revolving Credit Facility is based upon the amount of eligible inventory and eligible accounts receivable applied against certain advance rates. The applicable interest rate for borrowings under the Revolving Credit Facility includes interest rate spreads based on available borrowing capacity that range between 1.25% and 1.75% for LIBOR-based borrowings and 0.25% and 0.75% for base rate borrowings.

The Credit Agreement contains a financial covenant whereby, at any time an event of default has occurred and is continuing or undrawn availability under the Revolving Credit Facility is less than the greater of (i) 10% of the then applicable maximum borrowing amount or (ii) $40.0 million, the Loan Parties must maintain a fixed charge coverage ratio of not less than 1.00:1.00, as calculated in accordance with the terms of the Credit Agreement. Additionally, the Borrowers must demonstrate liquidity, as calculated in accordance with the terms of the Credit Agreement, of at least $500.0 million on the date that is 91 days prior to June 1, 2019, the stated maturity date of the 9.375% Senior Notes due 2019 issued by the Company.

The Credit Agreement also contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Loan Parties with respect to indebtedness, liens, investments, mergers and acquisitions, dispositions of assets and transactions with affiliates. The Credit Agreement provides for customary events of default, including a failure to pay principal, interest or fees when due, failure to comply with covenants, the fact that any representation or warranty made by any of the Loan Parties is materially incorrect, the occurrence of an event of default under certain other indebtedness of Loan Parties, the commencement of certain insolvency or receivership events affecting any of the Loan Parties and the occurrence of a change in control of the Company. Upon the occurrence of an event of default, the commitments of the Lenders may be terminated, and all outstanding obligations of the Loan Parties under the Revolving Credit Facility may be declared immediately due and payable.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete recitation of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

On September 24, 2015, the Company issued a press release announcing its entrance into the Revolving Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective September 23, 2015, the Credit Agreement, dated as of July 31, 2007 (as amended, the “Prior Credit Agreement”), by and among ATI Funding Corporation and TDY Holdings, LLC, as borrowers, the Company, the other guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, as Lead Arranger, as amended by (i) the First Amendment to Credit Agreement, dated as of May 29, 2009, (ii) the Second Amendment to Credit Agreement, dated as of December 22, 2010, (iii) the Third Amendment to Credit Agreement, dated as of March 11, 2011, (iv) the Fourth Amendment to Credit Agreement, dated as of November 9, 2011, (v) the Fifth Amendment to Credit Agreement, dated as of April 4, 2012, (vi) the Sixth Amendment to Credit Agreement, dated as of May 31, 2013, (vii) the Seventh Amendment to Credit Agreement, dated as of September 26, 2013, and (viii) the Eighth Amendment to Credit Agreement, dated as of October 15, 2014, was replaced by the Credit Agreement. The Prior Credit Agreement provided for a $400.0 million revolving credit facility, which was scheduled to expire in May 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Revolving Credit and Security Agreement, dated as of September 15, 2015, by and among the borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as Lender and Agent, and PNC Capital Markets LLC, as Sole Lead Arranger and Sole Bookrunner.

Exhibit 99.1	Press Release dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Dated: September 25, 2015